UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 1, 2010

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2010, Jazz Pharmaceuticals, Inc. (the “Company”) entered into a Supply Agreement (the “Supply Agreement”) with Siegfried (USA) Inc. (“Siegfried”) pursuant to which Siegfried will have the right to supply at least 60% (and may supply up to 100%) of the Company’s worldwide requirements of sodium oxybate, the active pharmaceutical ingredient in Xyrem® (sodium oxybate) oral solution. The Company has the right to purchase up to 40% of its worldwide requirements of sodium oxybate from other suppliers, and may purchase additional amounts from those suppliers if Siegfried cannot fulfill the Company’s orders. The Company’s purchase price for supply from Siegfried will be volume-based. The Supply Agreement expires on April 1, 2015, subject to automatic three-year extensions thereafter until either party provides notice to the other of its intent to terminate the agreement at least 18 months prior to the end of the then current term. Prior to supplying the Company with any of its requirements of sodium oxybate, Siegfried must first register with the DEA to manufacture sodium oxybate and obtain a DEA quota for sodium oxybate, and the FDA must approve Siegfried as new supplier of sodium oxybate. The Company may terminate the Supply Agreement upon 30 days’ notice on or after December 31, 2011 if Siegfried has not obtained the required approvals to manufacture sodium oxybate or obtained manufacturing quota for sodium oxybate from the DEA for the calendar year 2011. During the term of the Supply Agreement and, under certain circumstances for eighteen months thereafter, Siegfried is not permitted to manufacture sodium oxybate for any party other than the Company.

The foregoing is only a brief description of the material terms of the Supply Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Supply Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010.

As previously disclosed, the Company’s current supplier of sodium oxybate, Lonza Inc. (“Lonza”) has publicly announced that it is closing its U.S. facility where it manufactures sodium oxybate for the Company. The Company and Lonza have been working together to ensure a continued supply of sodium oxybate, which Lonza remains contractually obligated to supply through December 31, 2011.

This Current Report on Form 8-K contains forward-looking statements related to future supply of sodium oxybate. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and future events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s dependence on single source suppliers and manufacturers and the need for suppliers of the active pharmaceutical ingredient in Xyrem to obtain quota from the DEA. These and other risk factors are discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed by the Company with the Securities and Exchange Commission on March 4, 2010. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ CAROL GAMBLE
Carol Gamble
Senior Vice President, General Counsel & Secretary

Date: April 2, 2010